SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2014

PROVIDENT FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

                   Delaware                                                                                                                                      001-31566                                                                                                       42-1547151
(State or other jurisdiction of incorporation)                                                                                 (Commission File No.)                                                                                       (IRS Employer
                                                                                                                                                                                                                                                                                           Identification No.)

239 Washington Street, Jersey City, New Jersey                                                                                                                                                                                                                       07302
(Address of principal executive offices)                                                                                                                                                                                                                                (Zip Code)

Registrant’s telephone number, including area code:  (732) 590-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 2.01                 Completion of Acquisition or Disposition of Assets

On May 30, 2014, Provident Financial Services, Inc. (the “Company”) and The Provident Bank consummated the transactions under the Agreement and Plan of Merger dated December 19, 2013 with Team Capital Bank and completed the merger of Team Capital Bank with and into the Bank. The combined company has assets of approximately $8.4 billion and a network of 87 branches serving customers in thirteen counties throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania.  The Company will issue approximately 5 million shares of its common stock and pay approximately $31.5 million in cash to Team Capital Bank’ stockholders in the transaction. A press release announcing the completion of the merger is attached as Exhibit 99.1.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers___________________________________________________________

(d)
Effective May 30, 2014, and in accordance with the merger agreement between Team Capital Bank, The Provident Bank and the Company, John Pugliese, a former director of Team Capital Bank, was appointed as a director of the Company and The Provident Bank. Mr. Pugliese, whose service on the boards of directors of the Company and the Bank will commence at the next respective board meetings, is expected to join the Company’s Audit Committee. Mr. Pugliese is eligible to participate in any compensation and benefit plans applicable to directors of the Company and the Bank.

Item 9.01                Financial Statements and Exhibits

(a)                           Financial Statements of businesses acquired:  Not Applicable.

(b)                            Pro forma financial information:  Not Applicable.

(c)                           Shell company transactions: Not Applicable

(d)                             Exhibits:

  The following Exhibit is attached as part of this report:
  99.1           Press Release dated May 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE:  June 2, 2014                                                                By:       /s/ Christopher Martin
Christopher Martin
 Chairman, President and
 Chief Executive Officer